UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 27, 2012, East Texas Financial Services, Inc. (“ETFS”) issued a press release announcing that it has again postponed its special meeting of stockholders that was scheduled for March 28, 2012 at 2:00 p.m. to April 18, 2012 at 2:00 p.m. The special meeting will be held at OneREALTOR Center, 2772 SSE Loop 323, Tyler, Texas 75701. The purpose of the special meeting is for stockholders of ETFS to consider and vote on the approval of the Agreement and Plan of Reorganization, dated as of December 8, 2011, by and between Prosperity Bancshares, Inc. and ETFS. The reason for the postponement is to investigate potential aggregation issues for the purpose of determining appropriate voting rights in compliance with ETFS’ articles of incorporation.

In connection with the proposed merger of East Texas Financial Services, Inc. into Prosperity, Prosperity has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the stockholders of East Texas Financial Services. The registration statement includes a proxy statement/prospectus which was sent to the stockholders of East Texas Financial Services seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, EAST TEXAS FINANCIAL SERVICES AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: March 28, 2012	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer